                                                                       EXHIBIT 2


                      SAXON ASSET SECURITIES TRUST 1999-3
                    MORTGAGE LOAN ASSET BACKED CERTIFICATES


                                 SERIES 1999-3


                              FIRST AMENDMENT TO

                                TRUST AGREEMENT

                          dated as of August 1, 1999

                                     among

                        SAXON ASSET SECURITIES COMPANY,
                                 as Depositor

                              SAXON MORTAGE, INC.
                              as Master Servicer

                                      and

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                  as Trustee

                      FIRST AMENDMENT TO TRUST AGREEMENT

     THIS FIRST AMENDMENT (the "First Amendment") to the TRUST AGREEMENT dated as of August 1, 1999 (the "Agreement"), among SAXON ASSET SECURITIES COMPANY, a Virginia corporation (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as Master Servicer (the "Master Servicer"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as Trustee, under the Agreement and the Standard Terms to Trust Agreement (July 1998 Edition) (the "Standard Terms"), all the provisions of which are incorporated as a part of the Agreement as if set forth therein in full, is entered into as of the 22nd day of September 1999.

     A. Pursuant to section 11.01 of the Standard Terms, the Trust Agreement may be amended or supplemented from time to time by the Depositor, the Master Servicer and the Trustee without the consent of the Certificateholders to cure any ambiguity, provided that such action shall not adversely affect in any material respect the interests of any Certificateholders.

     B. It has been determined that there is an ambiguity in the Trust Agreement requiring an amendment to the Trust Agreement and that the amendment will not adversely affect in any material respect the interests of any Certificateholders.

     NOW, THEREFORE, the Agreement is amended as follows:

          1. Section 2.02(b)(viii)(D) of the Agreement is amended to read as follows:

               (D)  may not exceed any of the following restrictions:

                    Categories of                 Restriction (Based on
                    Mortgage Loans            Scheduled Principal Balances)
                    --------------            -----------------------------
               Mortgage Loans with balloon                55.00%
               payments
               Mortgage Loans secured by                   2.50%
               junior liens
               Mortgage Loans secured by                   8.00%
               investor-owned Mortgaged Premises

          2. Section 2.02(b)(viii)(F) of the Agreement is amended by deleting the word "and" immediately after the words "shall be classified by Saxon Mortgage as "B", "C" and "D", respectively;"

          3. Section 2.02(b)(viii)(G) of the Agreement is amended by adding the word "; and" immediately after the words "secured by single family (detached and attached) residences".

          4. Section 2.02(b)(viii) of the Agreement is amended by adding a new subparagraph (H) at the end to read as follows:

               "(H)   not less than 88% of the Mortgage Loans shall be secured
               by owner occupied dwellings."

          5. Section 2.02(b)(ix)(D) of the Agreement is amended to read as follows:

               (D)    may not exceed any of the following restrictions:

                         Categories of                   Restriction (Based on
                         Mortgage Loans                Scheduled Principal Balances)
                         --------------                -----------------------------
                    Mortgage Loans secured by                    6.00%
                    investor-owned Mortgage Premises

          6. Section 2.02(b)(ix)(G) of the Agreement is amended by deleting the word "and" immediately after the words "secured by single family (detached and attached) residences;"

          7. Section 2.02(b)(ix)(H) of the Agreement is amended by adding the word "; and" immediately after the words "conforming balance guidelines".

          8. Section 2.02(b)(ix) of the Agreement is amended by adding a new subparagraph (I) at the end to read as follows:

               "(I) not less than 90% of the Mortgage Loans shall be secured by owner occupied dwellings."

          9. Section 2.02(b)(xv) of the Agreement is amended by deleting the words", and the Certificate Insurer shall have consented to such acquisition" immediately after the words "delivered on the Closing Date".

     IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of September 22, 1999.

                              SAXON ASSET SECURITIES COMPANY


                              By: /s/ Brabley D. Adams
                                  -------------------------------------
                                    Bradley D. Adams, Vice President


                              SAXON MORTGAGE, INC.
                               as Master Servicer


                              By: /s/ Robert G. Partlow
                                  --------------------------------------
                                    Robert G. Partlow
                                    Senior Vice President

                              CHASE BANK OF TEXAS, NATIONAL
                              ASSOCIATION
                               as Trustee


                              By: /s/ Mary Jo Davis
                                  --------------------------------------
                                    Mary Jo Davis, Vice President

COMMONWEALTH OF VIRGINIA  )
                          ) ss:
COUNTY OF HENRICO         )

     The foregoing instrument was acknowledged before me September 21, 1999, by Bradley D. Adams, a Vice President of Saxon Asset Securities Company, a Virginia corporation, on behalf of the corporation.


                                        /s/ Tracy V. Evans
                                        ---------------------------------
                                        Notary Public

My Commission expires: 4/30/2002

COMMONWEALTH OF VIRGINIA  )
                          ) ss:
COUNTY OF HENRICO         )

     The foregoing instrument was acknowledged before me September 21, 1999, by Robert G. Partlow, a Senior Vice President of Saxon Mortgage, Inc., a Virginia corporation, on behalf of the corporation.


                                        /s/ Tracy V. Evans
                                        ------------------
                                        Notary Public

My Commission expires: 4-30-2002

STATE OF TEXAS        )
                      ) ss:
CITY OF HOUSTON       )

     The foregoing instrument was acknowledged before me September 21, 1999, by Mary Jo Davis, a Vice President of Chase Bank of Texas, National
Association, a national banking association, on behalf of the bank.


                                        /s/ Yolanda D. Pope
                                        -------------------
                                        Notary Public

My Commission expires: 12-30-2002